Exhibit 24

POWER OF ATTORNEY

The undersigned hereby constitutes and appoints each of Brandon Sim, Chandan Basho, John Vong and Kathy Diep, and each of them acting and signing documents individually, as the true and lawful attorneys-in-fact and agents of the undersigned, with full power of substitution and resubstitution, for the undersigned and in the undersigned’s name, place and stead, to: (1) prepare, execute in the undersigned’s name and on the undersigned’s behalf, and submit to the U.S. Securities and Exchange Commission (the “SEC”) a Form ID, including amendments thereto, and any other documents necessary or appropriate to obtain codes and passwords enabling the undersigned to make electronic filings with the SEC of reports required by Section 16(a) of the Securities Exchange Act of 1934, as amended, or any rule or regulation of the SEC; (2) prepare and execute for and on behalf of the undersigned, in the undersigned’s capacity as an officer and/or director of Astrana Health, Inc. (the “Company”), Forms 3, 4, and 5 in accordance with Section 16(a) of the Securities Exchange Act of 1934, as amended, and the rules thereunder; (3) do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to prepare and execute any such Form 3, 4, or 5, prepare and execute any amendment or amendments thereto, and timely file such form with the SEC and any stock exchange or similar authority; and (4) take any other action of any type whatsoever in connection with the foregoing which, in the opinion of any such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by any such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact’s discretion.

The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that each attorney-in-fact, or such attorney-in-fact’s substitute or substitutes, shall lawfully do or cause to be done by virtue of this Power of Attorney and the rights and powers herein granted. The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming, nor is the Company assuming, any of the undersigned’s responsibilities to comply with Section 16(a) or Section 16(b) of the Securities Exchange Act of 1934, as amended, or the rules thereunder.

This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4, and 5 with respect to the undersigned’s holdings of and transactions in securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to all attorneys-in-fact.

IN WITNESS WHEREOF, the undersigned has duly executed this Power of Attorney.

Dated:	07/25/2024	/s/ Matthew Mazdyasni
Signature

Matthew Mazdyasni
Print Name